Exhibit 99.2

AMD Reports 2016 First Quarter Results – CFO Commentary
April 21, 2016

Reconciliation for all non-GAAP financial measures discussed in this commentary to the most directly comparable GAAP financial measures is included below and in our financial tables that accompany our earnings press release available at quarterlyearnings.amd.com.
Q1 2016 Results and Recent Events

•	Revenue of $832 million, down 13% sequentially and 19% year-over-year.

•	Gross margin of 32%, up 2 percentage points sequentially.

•	Operating loss of $68 million, compared to an operating loss of $49 million in Q4 2015 and non-GAAP operating loss of $55 million, compared to non-GAAP operating loss of $39 million in Q4 2015.

•
Net loss of $109 million, loss per share of $0.14, compared to a net loss of $102 million, loss per share of $0.13 in Q4 2015 and non-GAAP net loss of $96 million, loss per share of $0.12, compared to non-GAAP net loss of $79 million, loss per share of $0.10 in Q4 2015.

•
Meaningful step in IP monetization strategy by licensing high-performance processor and SoC technology and forming joint venture (JV) with THATIC (Tianjin Haiguang Advanced Technology Investment Co., Ltd.), to develop SoCs that will complement AMD’s own offerings for the China server market.

Q1 2016 Commentary
Based on a 13-week quarter, revenue was $832 million, down 13% sequentially. Computing and Graphics segment revenue was down 2% from Q4 2015, primarily due to decreased sales of client desktop processors. Enterprise, Embedded and Semi-Custom segment revenue was down 24% sequentially, primarily due to lower semi-custom SoC sales.
Non-GAAP gross margin was 32%, up 2 percentage points sequentially, due primarily to a richer product mix and the mix of revenue between business segments. To derive non-GAAP gross margin, we exclude the impact of stock-based compensation.

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Operating expenses were $344 million and non-GAAP operating expenses were $332 million or 40% of revenue, up $9 million from the prior quarter’s non-GAAP operating expenses primarily due to increased R&D expenses related to new products, partially offset by lower SG&A expenses.

•	R&D expenses were $242 million, non-GAAP R&D was $233 million or 28% of revenue.

•	SG&A expenses were $105 million, non-GAAP SG&A was $99 million or 12% of revenue.
To derive non-GAAP operating expenses, we exclude the impact of stock-based compensation and restructuring and other special charges, net.
Operating expenses:

	Q1-16	Q4-15	Q3-15	Q2-15	Q1-15
GAAP	$344M	$332M	$397M	$369M	$463M
Non-GAAP	$332M	$323M	$336M	$353M	$357M
IP Licensing Agreement and Joint Venture (JV) with THATIC
AMD licensed high-performance processor and SoC technology to a newly-created JV it has formed with THATIC (Tianjin Haiguang Advanced Technology Investment Co., Ltd.) to develop SoCs tailored to the Chinese server market. The $293 million licensing agreement is a meaningful step in AMD’s IP monetization strategy intended to accelerate the Company’s growth and better monetize its valuable assets. Payments are contingent upon the JV achieving certain milestones. AMD also expects to receive royalty payments from the JV’s future product sales.
The JV’s product offerings are expected to complement AMD’s server offerings while accelerating the adoption of AMD technology as a part of driving the company’s return to the datacenter market.
AMD will account for this licensing agreement under the equity method of accounting. The JV consists of two separate legal entities where AMD has a majority stake in one and a minority stake in the other. AMD’s total exposure to JV losses is limited to its investment in the JV.  As of March 26, 2016 our investment in the JV was $0.
Non-GAAP operating loss was $55 million.
To derive non-GAAP operating loss, we exclude the impact of stock-based compensation and restructuring and other special charges, net.
Non-GAAP net loss was $96 million.
To derive non-GAAP net loss, we exclude the impact of stock-based compensation and restructuring and other special charges, net.

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Depreciation and amortization, excluding amortization of acquired intangible assets, was $33 million, compared to $34 million in the prior quarter.
Interest expense was $40 million, compared to $41 million in the prior quarter.
Net interest expense, other expense and taxes were $41 million in the quarter, on a GAAP basis, down from $53 million in the prior quarter primarily due to a $13 million tax settlement in a foreign jurisdiction in Q4 2015.
Non-GAAP net loss per share was $0.12, calculated using 793 million shares.
Adjusted EBITDA was negative $22 million, compared to negative $5 million in the prior quarter.
Q1 2016 Segment Results
Computing and Graphics segment revenue was $460 million, down 2% sequentially, primarily due to decreased sales of client desktop processors.

•	Client desktop processor sales decreased sequentially and notebook processor and chipset sales increased sequentially.

•	Client average selling price (ASP) decreased sequentially driven by a lower desktop processor ASP and decreased year-over-year due to a lower notebook processor ASP.

•	GPU ASP decreased sequentially driven by lower consumer GPU ASPs and increased year-over-year, primarily due to higher channel and professional graphics ASPs.
Computing and Graphics operating loss was $70 million, compared to an operating loss of $99 million in Q4 2015, primarily due to lower operating expenses.
Enterprise, Embedded and Semi-Custom segment revenue was $372 million, down 24% compared to the prior quarter, primarily driven by lower sales of our semi-custom SoCs.
Enterprise, Embedded and Semi-Custom operating income was $16 million, down from operating income of $59 million in the prior quarter, primarily due to lower revenue and higher R&D expenses, partially offset by the Q1 2016 $7 million IP licensing gain.
GLOBALFOUNDRIES Wafer Supply Agreement (WSA)
Q1 2016 total wafer purchases from GLOBALFOUNDRIES were $183 million, including $155 million of wafer purchases related to the 2015 WSA amendment taken in Q1 2016.
Balance Sheet

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Cash and cash equivalents were $716 million at the end of Q1 2016, compared to $785 million at the end of the prior quarter, primarily driven by lower sales and semi-annual debt interest payments of $69 million in Q1 2016. Our Q1 results also include $52 million received, net of withholding tax, related to the IP licensing agreement.
Cash, cash equivalents and marketable securities at the end of the following quarters were:

Q1-16	Q4-15	Q3-15	Q2-15	Q1-15
$716M	$785M	$755M	$829M	$906M
Inventory was $675 million exiting the quarter, compared to $678 million at the end of Q4 2015.
Payable to GLOBALFOUNDRIES line item on the Balance Sheet of $233 million includes amounts due to GLOBALFOUNDRIES for wafer purchases.
Total debt at the end of the quarter was $2.24 billion, flat from the end of the prior quarter. As of the end of the quarter, the total borrowing against our secured revolving line of credit was $230 million, unchanged from the prior quarter. During Q1 2016, we retroactively adopted an accounting standard related to simplifying the presentation of debt issuance costs. As a result, certain financing costs were reclassified and our balance sheet reflects debt balances for Q1 2016 and Q4 2015 that are lower by $23 million and $25 million respectively.
Total Debt

(Millions)	Q1 2016	Q4 2015
6.75% Senior Notes due 2019	$600	$600
6.75% Senior Notes due 2019—Interest Rate Swap	4	7
7.75% Senior Notes due 2020	450	450
7.50% Senior Notes due 2022	475	475
7.00% Senior Notes due 2024	500	500
Borrowings from secured revolving line of credit, net	230	230
Total Debt (principal amount)	2,259	2,262
Unamortized financing Costs*	(23)	(25)
Total Debt	$2,236	$2,237
*AMD retrospectively adopted FASB ASU 2015-03, Simplifying the Presentation of Debt Issuance Costs in Q116 and reclassified the financing costs from long term assets to long term debt.
Non-GAAP free cash flow was negative $68 million, with net cash used by operating activities of $42 million and capital expenditures of $26 million.
Assembly, Test, Mark and Pack (ATMP) Manufacturing Facilities Joint Venture

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We continue to work toward closure of our JV with Nantong Fujitsu Microelectronics Co., Ltd. (NFME). Earlier this month, NFME’s shareholders approved the transaction and we are now in the final stages of obtaining regulatory approvals, and expect to close the transaction this quarter. From this transaction, we expect to receive approximately $320 million, net of taxes and other expenses.
Outlook
The following statements concerning AMD are forward-looking and actual results could differ materially from current expectations. Investors are urged to review in detail the risks and uncertainties in AMD’s Securities and Exchange Commission filings, including but not limited to the Annual Report on Form 10-K for the year ended December 26, 2015.
For Q2 2016, based on a 13 week quarter, we expect:

•	Revenue to increase 15% sequentially, +/- 3%, driven by strong demand for our semi-custom and graphics products.

•	Gross margin to be approximately 31%.

•	IP monetization licensing gain of approximately $25 million.

•	Non-GAAP operating expenses to be approximately $335 million.

•	Interest expense, taxes and other to be approximately $45 million, including approximately $3 million of taxes related to the IP licensing deal.

•
Cash and cash equivalents to be approximately $950 million, including approximately $320 million from ATMP joint venture net proceeds (after taxes and expenses) subject to regulatory and other approvals, and

•	Inventory to be slightly up from Q1 2016 levels.
Our fiscal year 2016 is based on 53 weeks and we will take the extra week in our fiscal fourth quarter.
For the full year 2016, we expect:

•	Revenue to grow year-over-year.

•	IP monetization licensing gain of approximately $52 million, with $7 million already recognized in Q1 2016.

•	Non-GAAP operating expenses to be approximately between $330 million and $350 million per quarter, as we continue to invest in leadership products.

•	Interest expense, taxes and other to be approximately $45 million per quarter.

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•	Cash and cash equivalents balances to be in the optimal zone of $600 million to $1 billion.

•	Capital expenditures of approximately $80 million.

•	Inventory to be down year-over-year.

•	To return to non-GAAP operating profitability in 2H 2016.

•	To generate positive free cash flow from operations in 2016.

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For more information, contact:
Investor Contact:
Ruth Cotter
408-749-3887
ruth.cotter@amd.com

Media Contact:
Drew Prairie
512-602-4425
drew.prairie@amd.com

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Non-GAAP Measures
To supplement the financial results of Advanced Micro Devices, Inc. (“AMD” or the “Company”) presented on a U.S. GAAP (“GAAP”) basis, this commentary contains non-GAAP financial measures, including non-GAAP gross margin, non-GAAP operating expenses, non-GAAP research and development and marketing, general and administrative expenses, non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP earnings (loss) per share, Adjusted EBITDA and non-GAAP free cash flow. These non-GAAP financial measures reflect certain adjustments, and the Company has presented a reconciliation of GAAP to non-GAAP financial measures in the tables below.
The Company presents “Adjusted EBITDA” as a supplemental measure of its performance. Adjusted EBITDA for the Company is determined by adjusting operating income (loss) for depreciation and amortization, stock-based compensation expense and restructuring and other special charges, net. In addition, the Company excluded amortization of acquired intangible assets for the first quarter of 2015. The Company calculates and communicates Adjusted EBITDA because the Company’s management believes it is of importance to investors and lenders in relation to its overall capital structure and its ability to borrow additional funds. In addition, the Company presents Adjusted EBITDA because it believes this measure assists investors in comparing its performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance. The Company’s calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the GAAP operating measure of operating income (loss) or GAAP liquidity measures of cash flows from operating, investing and financing activities. In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows.

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The Company also presents non-GAAP free cash flow in this commentary as a supplemental measure of its performance. Non-GAAP free cash flow for the Company was determined by adjusting GAAP net cash provided by (used in) operating activities less capital expenditures. The Company calculates and communicates non-GAAP free cash flow because the Company’s management believes it is important to investors to understand the nature of this cash flow. The Company’s calculation of non-GAAP free cash flow may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view non-GAAP free cash flow as an alternative to GAAP liquidity measures of cash flows from operating activities. The Company has provided reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures. The Company is providing these financial measures because it believes this non-GAAP presentation makes it easier for investors to compare its operating results for current and historical periods and also because the Company believes it assists investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding items that it does not believe are indicative of its core operating performance.

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Reconciliation of GAAP to Non-GAAP Gross Margin

(Millions except percentages)	Q1-16	Q4-15	Q1-15
GAAP Gross Margin	$269	$283	$326
GAAP Gross Margin %	32%	30%	32%
Stock-based compensation	1	1	1
Non-GAAP Gross Margin	$270	$284	$327
Non-GAAP Gross Margin %	32%	30%	32%

Reconciliation of GAAP to Non-GAAP Operating Expenses

(Millions)	Q1-16	Q4-15	Q3-15	Q2-15	Q1-15
GAAP operating expenses	$344	$332	$397	$369	$463
Restructuring and other special charges, net	(3)	(6)	48	—	87
Amortization of acquired intangible assets	—	—	—	—	3
Stock-based compensation	15	15	13	16	16
Non-GAAP operating expenses	$332	$323	$336	$353	$357

Reconciliation of GAAP to Non-GAAP Research and Development and Marketing, General and Administrative Expenses

(Millions)		Q1-16			Q4-15			Q1-15
	R&D	SG&A	Total	R&D	SG&A	Total	R&D	SG&A	Total
GAAP research and development and marketing, general and administrative expenses	$242	$105	$347	$229	$109	$338	$242	$131	$373
Stock-based compensation	9	6	15	9	6	15	10	6	16
Non-GAAP research and development and marketing, general and administrative expenses	$233	$99	$332	$220	$103	$323	$232	$125	$357
Reconciliation of GAAP to Non-GAAP Operating Loss

(Millions)	Q1-16	Q4-15	Q1-15
GAAP operating loss	$(68)	$(49)	$(137)
Restructuring and other special charges, net	(3)	(6)	87
Amortization of acquired intangible assets	—	—	3
Stock-based compensation	16	16	17
Non-GAAP operating loss	$(55)	$(39)	$(30)

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Reconciliation of GAAP to Non-GAAP Net Loss/Loss per Share

(Millions except per share amounts)	Q1-16		Q4-15		Q1-15
GAAP net loss /loss per share	$(109)	$(0.14)	$(102)	$(0.13)	$(180)	$(0.23)
Restructuring and other special charges, net	(3)	—	(6)	(0.01)	87	0.11
Tax settlement in foreign jurisdiction	—	—	13	0.02	—	—
Amortization of acquired intangible assets	—	—	—	—	3	0.00
Stock-based compensation	16	0.02	16	0.02	17	0.02
Non-GAAP net loss/loss per share	$(96)	$(0.12)	$(79)	$(0.10)	$(73)	$(0.09)

Reconciliation of GAAP Operating Loss to Adjusted EBITDA

	Three Months Ended
	March 26, 2016	December 26, 2015	March 28, 2015
GAAP operating loss	$(68)	$(49)	$(137)
Restructuring and other special charges, net	(3)	(6)	87
Stock-based compensation expense	16	16	17
Amortization of acquired intangible assets	—	—	3
Depreciation and amortization	33	34	43
Adjusted EBITDA	$(22)	$(5)	$13

Non-GAAP free Cash Flow Reconciliation

	Three Months Ended
	March 26, 2016	December 26, 2015	March 28, 2015
GAAP net cash provided by (used in) operating activities	$(42)	$59	$(172)
Purchases of property, plant and equipment	(26)	(32)	(22)
Non-GAAP free cash flow	$(68)	$27	$(194)

Cautionary Statement
This commentary contains forward-looking statements concerning AMD; its financial outlook for the second quarter of 2016 and fiscal 2016, including revenue, gross margin, the total of IP monetization licensing gain, non-GAAP operating expenses, the total of interest expense, taxes and other expense, inventory, capital expenditures, its optimal cash and cash equivalents balances, the expected amounts to be received by AMD under the IP licensing agreement, AMD’s ability to return to non-GAAP operating profitability in the second half of 2016 and AMD’s ability to generate positive free cash flow from operations in 2016; the expected benefits from AMD's joint venture with THATIC; AMD’s expected royalty payments from future product sales; and the expected closing date for the proposed joint ventures between AMD and Nantong Fujitsu Microelectronics Co. Ltd. and the expected cash proceeds AMD will receive at closing, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are commonly identified by words including “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “pro forma,” “estimates,” “anticipates,” or the negative of these words and phrases, other variations of these words and phrases or comparable terminology. Investors are cautioned that the forward-looking statements in this commentary are based on current beliefs, assumptions and expectations, speak only as of the date of this document and involve risks and uncertainties that could cause actual results to differ materially from current expectations. Material factors that could cause actual results to differ materially from current expectations include, without limitation, the following: Intel Corporation's dominance of the microprocessor market and its aggressive business practices may limit AMD’s ability to compete effectively; AMD relies on GLOBALFOUNDRIES Inc. (GF) to manufacture all of its microprocessor and APU products and a certain portion of

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its GPU products, with limited exceptions. If GF is not able to satisfy AMD’s manufacturing requirements, its business could be adversely impacted; AMD relies on third parties to manufacture its products, and if they are unable to do so on a timely basis in sufficient quantities and using competitive technologies, AMD’s business could be materially adversely affected; failure to achieve expected manufacturing yields for AMD’s products could negatively impact its financial results; the success of AMD’s business is dependent upon its ability to introduce products on a timely basis with features and performance levels that provide value to its customers while supporting and coinciding with significant industry transitions; if AMD cannot generate sufficient revenue and operating cash flow or obtain external financing, it may face a cash shortfall and be unable to make all of its planned investments in research and development or other strategic investments; the loss of a significant customer may have a material adverse effect on AMD; global economic uncertainty may adversely impact AMD’s business and operating results; AMD may not be able to generate sufficient cash to service its debt obligations or meet its working capital requirements; AMD has a substantial amount of indebtedness which could adversely affect its financial position and prevent it from implementing its strategy or fulfilling its contractual obligations; the agreements governing AMD’s notes and the secured revolving line of credit for a principal amount up to $500 million (Secured Revolving Line of Credit) impose restrictions on AMD that may adversely affect its ability to operate its business; the completion and impact of its 2015 restructuring plan, its transformation initiatives and any future restructuring actions could adversely affect it; the markets in which AMD’s products are sold are highly competitive; uncertainties involving the ordering and shipment of AMD’s products could materially adversely affect it; AMD’s receipt of revenue from its semi-custom SoC products is dependent upon its technology being designed into third-party products and the success of those products; the demand for AMD’s products depends in part on the market conditions in the industries into which they are sold. Fluctuations in demand for AMD’s products or a market decline in any of these industries could have a material adverse effect on its results of operations; AMD’s ability to design and introduce new products in a timely manner is dependent upon third-party intellectual property; AMD depends on third-party companies for the design, manufacture and supply of motherboards, software and other computer platform components to support its business; if AMD loses Microsoft Corporation’s support for its products or other software vendors do not design and develop software to run on AMD’s products, its ability to sell its products could be materially adversely affected; AMD’s reliance on third-party distributors and AIB partners subjects it to certain risks; AMD’s inability to continue to attract and retain qualified personnel may hinder its product development programs; in the event of a change of control, AMD may not be able to repurchase its outstanding debt as required by the applicable indentures and its Secured Revolving Line of Credit, which would result in a default under the indentures and its Secured Revolving Line of Credit; the semiconductor industry is highly cyclical and has experienced severe downturns that have materially adversely affected, and may continue to materially adversely affect its business in the future; acquisitions, divestitures and/or joint ventures could disrupt its business, harm its financial condition and operating results or dilute, or adversely affect the price of its common stock; AMD’s business is dependent upon the proper functioning of its internal business processes and information systems and modification or interruption of such systems may disrupt its business, processes and internal controls; data breaches and cyber-attacks could compromise AMD’s intellectual property or other sensitive information, be costly to remediate and cause significant damage to its business and reputation; AMD’s operating results are subject to quarterly and seasonal sales patterns; if essential equipment, materials or manufacturing processes are not available to manufacture its products, AMD could be materially adversely affected; if AMD’s products are not compatible with some or all industry-standard software and hardware, it could be materially adversely affected; costs related to defective products could have a material adverse effect on AMD; if AMD fails to maintain the efficiency of its supply chain as it responds to changes in customer demand for its products, its business could be materially adversely affected; AMD outsources to third parties certain supply-chain logistics functions, including portions of its product distribution, transportation management and information technology support services; AMD may incur future impairments of goodwill; AMD’s worldwide operations are subject to political, legal and economic risks and natural disasters, which could have a material adverse effect on it; worldwide political conditions may adversely affect demand for AMD’s products; unfavorable currency exchange rate fluctuations could adversely affect AMD; AMD’s inability to effectively control the sales of its products on the gray market could have a material adverse effect on it; if AMD cannot adequately protect its technology or other intellectual property in the United States and abroad, through patents, copyrights, trade secrets, trademarks and other measures, it may lose a competitive advantage and incur significant expenses; AMD is a party to litigation and may become a party to other claims or litigation that could cause it to incur substantial costs or pay substantial damages or prohibit it from selling its products; AMD’s business is subject to potential tax liabilities; a variety of environmental laws that AMD is subject to could result in additional costs and liabilities; and higher health

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care costs and labor costs could adversely affect AMD’s business. Investors are urged to review in detail the risks and uncertainties in AMD’s Securities and Exchange Commission filings, including but not limited to AMD’s Annual Report on Form 10-K for the year ended December 26, 2015.

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